UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
109 North Post Oak, Suite 422
Houston, Texas	77024
(Address of principle executive offices)	(Zip Code)

(713) 612-4310
Issuer’s telephone number, including area code

ITEM 8.01 OTHER EVENTS

On April 11, 2006, our wholly owned subsidiary, Sentry Power Technology, Inc. (“SPT”) and we entered into an Asset Purchase Agreement (the “Agreement”) with Sentry Power, LLC (“Sentry LLC”). Pursuant to the terms of the Agreement, SPT acquired the assets of Sentry LLC for a total purchase price of $1,195,000 which was paid at closing by issuing $960,000 worth of our restricted common stock (the “Power Shares”). Additionally, SPT assumed $235,000 in debt presently owed by Sentry LLC to CSI Business Finance, Inc. (“CSI”).

With regard to the debt, SPT assumed the debt to CSI and executed a new security agreement and we guaranteed the note. At closing, we executed a stock pledge agreement granting CSI a first lien on all capital stock or other interest of SPT which we hold. Our agreement to guarantee the debt was conditioned upon and subject to the terms and conditions of a Guaranty Stock Pledge Agreement (the “Stock Pledge Agreement”) which was entered into at closing between Sentry LLC and us which provides for Sentry LLC to pledge as collateral for the Stock Pledge Agreement an amount equal to $250,000 of the Power Shares. As part of the transaction, SPT entered into employment agreements with Robert Magyar to serve as SPT’s President and Michael Julian to serve as SPT’s Vice President/Director of Operations. Following the execution of the Agreement, disagreements arose between us and SPT on one hand, and Mike Julian and Sentry LLC on the other hand, concerning certain matters relating to the transaction.

On May 10, 2007, the Company, SPT, Mike Julian and Sentry LLC executed a Mutual Release (the “Sentry Release”) concerning the disagreements. Pursuant to the Sentry Release, Mike Julian resigned as Vice President/Director of Operations of SPT and released all claims for further compensation under the Employment Agreement. Mike Julian and Sentry LLC released the Company and SPT from and with respect to any and all claims Julian or Sentry LLC has had or may have, arising out of or in any way connected with the CSI Note (as hereinafter defined), the Assignment, the Asset Purchase Agreement, the Employment Agreement, and the Stock Pledge Agreement. The Company and SPT released Mike Julian and Sentry LLC from and with respect to any and all claims the Company and SPT have had or may have, arising out of or in any way connected with the CSI Loan, the Assignment, the Asset Purchase Agreement, the Employment Agreement, and the Stock Pledge Agreement.

As part of the transaction, Sentry LLC agreed to execute and executed a Stock Pledge Agreement between Sentry LLC and CSI (the “Sentry-CSI Stock Pledge”). Pursuant the Sentry-CSI Stock Pledge, Sentry LLC pledged and delivered to CSI its 6,075,949 shares of our common stock for the payment of our obligations under the that certain Secured Promissory Note dated April 7, 2006 (the “CSI Note”) issued in favor of CSI by Sentry LLC pursuant to which the Company, as successor-in-interest to Sentry LLC, has promised to pay the principal sum of $235,000.00 and the obligations of the Company under that certain that certain Secured Promissory Note dated January 31, 2007 issued in favor of CSI, pursuant to which the Company promised to pay the principal sum of $165,000 to CSI.

On May 10, 2007, the Company, SPT, and Robert Magyar executed a Mutual Release concerning any and all claims they had or may have against each other arising out of or in any way connected with the CSI Note and the Asset Purchase Agreement.

On May 10, 2007 the Company and SPT executed an Amendment to the May 1, 2006 Employment Agreement of Robert Magyar pursuant to which Robert Magyar released any and all claims he may have to Power Technology, Inc. Share Certificates #10137, #10138, and #10156 in the name of Sentry Power Systems LLC, evidencing ownership of 6,075,949 shares of common stock. We agreed to Issue to Robert Magyar 500,000 shares of our restricted common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER TECHNOLOGY, INC.
Date: May 16, 2007
	By:	/s/ Bernard J. Walter
Bernard J. Walter
Chief Executive Officer and President